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                                                                  EXHIBIT 99.4

                       AMENDMENT TO THE EMPLOYEE BENEFIT PLANS
                          SPONSORED BY WELLS FARGO & COMPANY


     WHEREAS, Wells Fargo & Company and Norwest Corporation entered into an Agreement and Plan of Merger, effective June 7, 1998 (the "Merger") and such Merger shall become effective on November 2, 1998 (the "Effective Date");

     WHEREAS, as a result of the Merger, Wells Fargo & Company and its affiliates shall be merged into a new subsidiary of Norwest Corporation and the new subsidiary shall be known as WFC Holdings Corporation;

     WHEREAS, prior to the Effective Date, Wells Fargo & Company sponsored certain employee benefit plans (the "Plans") for the benefit of certain employees of Wells Fargo & Company and its participating affiliates (the "Participating Companies");

     WHEREAS, on and after the Effective Date, WFC Holdings Corporation will become the sponsor of the Plans and no pre-Merger service with Norwest Corporation or its affiliates will count as credited service under the Plans except as authorized under each Plan.

     NOW THEREFORE, the plan documents for each Plan listed in Appendix A shall be amended, as of the Effective Date, as follows:

     1. The Company and Plan Sponsor, as such terms are defined by each Plan, shall be WFC Holdings Corporation.

     2. The amendment authority under each Plan shall reside with the Board of Directors of WFC Holdings Corporation and where board action is not required by the Plan, designated WFC Holdings Corporation personnel including but not limited to the Director of Human Resources for WFC Holdings Corporation.

     3. The entities set forth in Appendix B are WFC Holdings Corporation and affiliates of WFC Holdings Corporation and shall be Participating Companies in the Plans, as such term is defined by each Plan. In no event shall WFC Holding Corporation's parent company or any other affiliates of WFC Holdings Corporation be considered a Participating Company in the Plans.

     4. No pre-Merger service with Norwest Corporation or its pre-Merger affiliates shall count as service for purposes of eligibility, participation and vesting in the Plans, except as authorized under each plan.

                              Wells Fargo & Company

                              By:
                                  -------------------------
                              Patricia R. Callahan
                              Executive Vice President
                               and Director of Human Resources


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                                      APPENDIX A
                               PARTICIPATING COMPANIES

                               WFC Holdings Corporation
                        Wells Fargo Bank, National Association
                   Wells Fargo Bank (Arizona), National Association
                    Wells Fargo Bank (Texas), National Association
                Wells Fargo Bank HSBC Trade Bank, National Association
                         Wells Fargo Capital Management, Inc.
                         Wells Fargo Corporate Services, Inc.
                       Wells Fargo Equity Capital Incorporated
                            Wells Fargo Insurance Services
                           Wells Fargo Leasing Corporation
                             Wells Fargo Securities Inc.




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                                      APPENDIX B
                                EMPLOYEE BENEFIT PLANS

               Wells Fargo & Company Tax Advantage and Retirement Plan
                       Wells Fargo & Company Group Health Plan
             Wells Fargo & Company Group Health Plan for Dental Benefits
                        Wells Fargo & Company Group Life Plan
                   Wells Fargo & Company Long Term Disability Plan
                   Wells Fargo & Company Medical Reimbursement Plan
                 Wells Fargo & Company Long Term Care Insurance Plan
               Wells Fargo & Company Dependent Care Reimbursement Plan
                  Wells Fargo & Company Employee Stock Purchase Plan
                             Benefit Restoration Program




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